SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

ORANGE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40711	26-1135778
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

212 Dolson Avenue, Middletown, New York 10940
(Address of principal executive offices) (Zip Code)

(845) 341-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25	OBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On March 19, 2026, the Boards of Directors of Orange County Bancorp, Inc. (the “Company”) and Orange Bank & Trust Company, a wholly owned subsidiary of the Company (the “Bank”), adopted and executed an amendment to the Amended and Restated Employment Agreement with Michael J. Gilfeather, President and Chief Executive Officer of the Company and the Bank (the “Gilfeather Agreement”). The amendment extends the Gilfeather Agreement through March 31, 2029, unless otherwise extended by the Company.  No other provisions of the Gilfeather Agreement were modified by the amendment.

On March 19, 2026, the Board of Directors of the Bank adopted an amendment to the Amended and Restated Participation Agreement under the Orange Bank & Trust Company Performance-Based Supplemental Executive Retirement Plan by and between the Bank and Mr. Gilfeather (the “Gilfeather SERP Participation Agreement”). The amendment to the Gilfeather SERP Participation Agreement provides for a discretionary employer contribution in the amount of $125,000 to be made for the 2028 Plan Year which will cliff vest on March 30, 2029. No other provisions of the Gilfeather SERP Participation Agreement were modified by the amendment.

The foregoing description of the amendment to the Gilfeather Agreement and the amendment to the Gilfeather SERP Participation Agreement does not purport to be complete and is qualified in its entirety by reference to the amendments which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ORANGE COUNTY BANCORP, INC.

DATE: March 25, 2026	By:	/s/ Michael Lesler
Michael Lesler
Executive Vice President and Chief Financial Officer